As filed with the Securities and Exchange Commission on December 9, 2010
Registration No. 333-56808

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0743912 (I.R.S. Employer Identification No.)
13625 Technology Drive
Eden Prairie, MN 55344
(Address of principal executive offices,
including zip code)
ADC TELECOMMUNICATIONS, INC.
NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full title of the plan)
Harold G. Barksdale
Vice President and Secretary
ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, MN 55344
(952) 938-8080
(Name, address and telephone number,
including area code, of agent for service)
Copy to:
Amy L. Schneider
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-2600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (File No. 333-56808) (the “Registration Statement”) of ADC Telecommunications, Inc. (the “Company”), which was filed with the U.S. Securities and Exchange Commission on March 9, 2001. The Registration Statement registered 500,000 shares of the Company’s common stock, par value $0.20 per share (the “Common Stock”), to be offered or sold pursuant to the Company’s Nonemployee Director Stock Option Plan (the “Plan”).
     On December 9, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 12, 2010 and amended as of July 24, 2010, among Tyco Electronics Ltd. (“Parent”), Parent’s wholly owned subsidiary, Tyco Electronics Minnesota, Inc. (“Purchaser”), and the Company, Purchaser was merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, the Company’s Common Stock is being delisted from The NASDAQ Stock Market LLC and deregistered under the Securities Exchange Act of 1934, as amended, and no more shares of the Company’s Common Stock will be issued under the Plan.
     The Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to remove from registration the shares of Common Stock registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 9th day of December, 2010.

ADC TELECOMMUNICATIONS, INC.
By:	/s/ Steven G. Nemitz
Steven G. Nemitz
Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the indicated capacities on December 9, 2010.

Signature	Title

* Alan Clarke	President (principal executive officer)

* Mario Calastri	Vice President, Assistant Treasurer and Director (principal financial officer)

/s/ Steven G. Nemitz Steven G. Nemitz	Vice President and Controller (principal accounting officer)

* Harold G. Barksdale	Director

* Richard J. Suminski	Director

* By:	/s/ Steven G. Nemitz
Steven G. Nemitz
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

24.1	Power of Attorney